EXHIBIT 24.1

POWER OF ATTORNEY

THE GC NET LEASE REIT, INC.

POWER OF ATTORNEY

The undersigned directors and officers of THE GC NET LEASE REIT, INC. (the “Company”) hereby constitute and appoint Joseph E. Miller and Kevin A. Shields, or either of them acting singly, the true and lawful agents and attorneys-in-fact of the undersigned, with full power and authority in said agents and the attorneys-in-fact to act in the name of and on behalf of the undersigned to sign for the undersigned and in their respective names as directors and officers of the Company and file with the Securities and Exchange Commission (the “SEC”), a Registration Statement on Form S-11 to be filed with the SEC under the Securities Act of 1933, as amended, relating to the registration of up to 82,500,000 shares of the Company’s common stock, to sign any and all amendments, including any Post-Effective Amendments, to such Registration Statement, to perform any and all such acts necessary or proper in connection with the filing of such Registration Statement, and, generally, to act for and in the name of the undersigned with respect to such filing.

Pursuant to the requirements of the Securities Act of 1933, as amended, the Power of Attorney has been signed below, effective as of April 30, 2009, by the following persons in the capacities indicated below.

Signature	Title	Date

/s/ Kevin A. Shields Kevin A. Shields	President and Director (Principal Executive Officer)	April 30, 2009

/s/ Joseph E. Miller Joseph E. Miller	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	April 30, 2009

/s/ Gregory M. Cazel Gregory M. Cazel	Independent Director	April 30, 2009

/s/ Tim Rohner Tim Rohner	Independent Director	April 30, 2009